Exhibit 99.1
            Scholastic Announces Fiscal 2005 Second Quarter Results; Higher Profits, led by Education Growth and Improved Margins

    NEW YORK--(BUSINESS WIRE)--Dec. 15, 2004--Scholastic Corporation (NASDAQ: SCHL) today announced its fiscal 2005 second quarter results.
    For the quarter ended November 30, 2004, the Company reported net income of $72.7 million or $1.80 per diluted share, a 9% increase from $66.7 million or $1.67 per diluted share in the prior year period. Revenues in the quarter were $683.3 million, down 2% from $699.0 million a year ago.
    Richard Robinson, Chairman, CEO and President of Scholastic, commented: "Results in the second quarter demonstrate our progress in increasing profitability through cost control and margin improvement. Higher-margin sales, lower bad debt and lower selling, general and administrative expenses drove increased profits and operating margins, especially in Education, Book Clubs, Continuities and Trade. We achieved this despite slightly lower revenues, which primarily resulted from anticipated declines in Continuities and Harry Potter sales. In addition, free cash flow remained on plan."
    The Company expects to earn between $1.50 and $1.70 per diluted share, excluding severance charges, on revenues of approximately $2.1 billion, and to generate free cash flow of $40 to $50 million in fiscal 2005.

    Second Quarter Results

    Children's Book Publishing and Distribution. Profits in the segment rose 2% to $95.7 million in the second quarter of fiscal 2005, while revenues decreased 6% to $425.0 million, compared to the prior year period. School Book Club profits rose on a 3% revenue decline, which reflected the late Labor Day and fewer school days in the quarter. As expected, Continuities profits rose while revenues decreased $21.2 million, with margins increasing due to higher pay-rates and the Company's focus on more productive customers. School Book Fair revenue grew 4%, primarily from higher revenue per fair, while profits declined modestly. Trade profits rose on a $4.1 million decrease in revenues, as strong sales of non-Harry Potter titles partly offset an expected decrease in Harry Potter revenues.

    Educational Publishing. Profits in the segment rose 55% to $20.6 million, and revenues increased 8% to $94.5 million, compared to the prior year period. Both revenues and profits benefited from strong sales of educational technology including Read 180(R), election-year growth in classroom magazines and a continued turn-around in Library Publishing. Profits in Paperbacks and Teaching Resources also improved.

    International. Profits in the segment declined $2.1 million to $19.2 million, reflecting lower export profits, which a year ago benefited from a major sale to the Department of Defense Schools. This was partly offset by improved profits in Australia, the United Kingdom and Asia. Revenues increased $1.4 million to $116.2 million, with lower export sales being offset by approximately $7 million in foreign exchange benefits.

    Media, Licensing and Advertising. Profits in the segment rose modestly to $3.2 million, and revenues rose 3% to $47.6 million, relative to the prior year period. Strong results in consumer magazines and the Back to Basics Toys(R) catalog business offset lower software revenues and product licensing fees in the quarter. Also, Scholastic's new media, publishing and licensing property Maya & Miguel(TM) debuted in over 95% of U.S. television households and is already a top performer in PBS's programming for six to eight year-olds.

    Other Financial Results. Operating margins in the quarter improved to 17.6% versus 16.2% a year ago. Free cash flow in the quarter was $68.5 million, or 95% of net income. In the prior year period, free cash flow exceeded net income due to the temporary working capital benefit associated with the publication of Harry Potter and the Order of the Phoenix. Interest expense declined $1.5 million to $7.7 million, with net debt at the end of the quarter of $535.6 million, or $34.0 million lower than a year ago.

    First Half Results

    Net income for the first half of fiscal 2005 was $22.4 million, or $0.56 per diluted share, compared to $41.9 million, or $1.05 per diluted share, in the prior year period. Revenues in the first half of the fiscal year were $1,007.0 million versus $1,174.4 million a year ago. The year-over-year difference in results primarily reflects expected declines in Harry Potter and Continuities sales, partially offset by strong growth in Education and non-Harry Potter trade. Free cash flow (use) in the period was ($42.1) million, compared to $2.1 million in the prior year period, principally because of the impact on earnings and working capital of last year's sales of Harry Potter.

    Upcoming Conference Call

    Scholastic will hold a conference call tomorrow (December 16, 2004) at 8:00 AM Eastern. To listen and ask questions, dial 888-338-6461 or 973-935-8510 (meeting leader is "Richard Robinson"). To view accompanying slides, go to the Investor Relations section of www.scholastic.com. Following the call, the slides will be available in the Investor Relations section of www.scholastic.com and an audio replay will be available at 877-519-4461 PIN number 5496044.

    Investor Conference

    The Company is currently scheduled to make a presentation to investors at the Salomon Smith Barney Entertainment, Media and Telecom Conference on January 10, 2005 in Phoenix, Arizona. Mary Winston, the Company's CFO, is expected to speak. Further details will be posted in the Investor Relations section of www.scholastic.com when available.

    About Scholastic

    Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books and a leader in educational technology. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, www.scholastic.com.

    Forward-Looking Statements

    This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.



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                        SCHOLASTIC CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
     FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2004 AND 2003
              (Amounts in millions except per share data)

                                       ------------------------------
                                            THREE MONTHS ENDED
                                       ------------------------------
                                       11/30/04 11/30/03   VARIANCE
                                       ------------------ -----------

 Revenues                                $683.3   $699.0  ($15.7) -2%

 Operating costs and expenses:
    Cost of goods sold                    301.1    305.5    (4.4) -1%
    Selling, general and administrative
     expenses                             229.6    237.2    (7.6) -3%
    Selling, general and administrative
     expenses - Continuity charges (1)      0.0      0.0     0.0   (*)
    Bad debt expense                       19.6     28.4    (8.8)-31%
    Depreciation and amortization          12.6     13.3    (0.7) -5%
    Special severance charges (2)           0.0      1.2    (1.2)  (*)
                                       ------------------ -------
 Total operating costs and expenses       562.9    585.6   (22.7) -4%

 Operating income                         120.4    113.4     7.0   6%

 Interest expense, net                      7.7      9.2    (1.5)-16%
                                       ------------------ -------

 Earnings before income taxes             112.7    104.2     8.5   8%

 Tax provision                             40.0     37.5     2.5   7%
                                       ------------------ -------

 Net income                               $72.7    $66.7    $6.0   9%
                                       ================== =======

 Weighted average shares outstanding:
    Basic                                  39.7     39.3    0.40   1%
    Diluted                                40.4     40.0    0.40   1%

 Net income per share:
    Basic                                 $1.83    $1.70   $0.13   8%
    Diluted                               $1.80    $1.67   $0.13   8%
                                       -------------------------------

                                       -------------------------------
                                               SIX MONTHS ENDED
                                       -------------------------------
                                       11/30/04 11/30/03    VARIANCE
                                       ------------------ ------------

 Revenues                              $1,007.0 $1,174.4  ($167.4)-14%

 Operating costs and expenses:
    Cost of goods sold                    477.5    586.9   (109.4)-19%
    Selling, general and administrative
     expenses                             414.7    425.3    (10.6) -2%
    Selling, general and administrative
     expenses - Continuity charges (1)      3.6      0.0      3.6  (*)
    Bad debt expense                       35.8     49.1    (13.3)-27%
    Depreciation and amortization          26.0     26.3     (0.3) -1%
    Special severance charges (2)           0.0      3.2      3.2  (*)
                                       ------------------ --------
 Total operating costs and expenses       957.6  1,090.8   (133.2)-12%

 Operating income                          49.4     83.6    (34.2)-41%

 Interest expense, net                     14.7     18.1     (3.4)-19%
                                       ------------------ --------

 Earnings before income taxes              34.7     65.5    (30.8)-47%

 Tax provision                             12.3     23.6    (11.3)-48%
                                       ------------------ --------

 Net income                               $22.4    $41.9   ($19.5)-47%
                                       ================== ========

 Weighted average shares outstanding:
    Basic                                  39.7     39.3     0.40   1%
    Diluted                                40.2     39.9     0.30   1%

 Net income per share:
    Basic                                 $0.56    $1.07   ($0.51)-48%
    Diluted                               $0.56    $1.05   ($0.49)-47%

                                       -------------------------------

(1) Results for the six months ended November 30, 2004 include a pre-tax charge of $3.6, or $0.06 per diluted share after-tax, for severance related to staff reductions implemented in the first quarter of fiscal 2005 related to the previously announced reorganization of the Continuity business.

(2) Results for the three and six months ended November 30, 2003 include pre-tax charges of $1.2, or $0.02 per diluted share after-tax, and $3.2, or $0.05 per diluted share after-tax, respectively, for staff reductions in those periods related to a workforce reduction announced in May 2003.

(*) Percent change not meaningful.

 ---------------------------------------------------------------------
 FORWARD LOOKING STATEMENTS
 ---------------------------
     This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.
 ---------------------------------------------------------------------
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                        SCHOLASTIC CORPORATION
                   RESULTS OF OPERATIONS - SEGMENTS
 FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2004 AND 2003 (1)(2)
                         (Amounts in millions)

                                      -------------------------------
                                            THREE MONTHS ENDED
                                      -------------------------------
                                      11/30/04 11/30/03  VARIANCE
                                      ------------------ ------------

 Children's Book Publishing &
  Distribution
    Revenue                             $425.0   $450.7   ($25.7) -6%
    Operating profit                      95.7     93.7      2.0   2%
                                      ------------------
    Operating margin                      22.5%    20.8%

 Educational Publishing
    Revenue                               94.5     87.3      7.2   8%
    Operating profit                      20.6     13.3      7.3  55%
                                      ------------------
    Operating margin                      21.8%    15.2%

 International
    Revenue                              116.2    114.6      1.6   1%
    Operating profit                      19.2     21.3     (2.1)-10%
                                      ------------------
    Operating margin                      16.5%    18.6%

 Media, Licensing and Advertising
    Revenue                               47.6     46.4      1.2   3%
    Operating profit                       3.2      3.0      0.2   7%
                                      ------------------
    Operating margin                       6.7%     6.5%

 Overhead expense                         18.3     17.9      0.4   2%
                                      ------------------

 Operating income                       $120.4   $113.4     $7.0   6%
                                      ================== ========
                                      -------------------------------

                                       -------------------------------
                                              SIX MONTHS ENDED
                                       -------------------------------
                                       11/30/04 11/30/03  VARIANCE
                                       ------------------ ------------

 Children's Book Publishing &
  Distribution
    Revenue                              $546.8   $738.6  ($191.8)-26%
    Operating profit                       30.7     77.1    (46.4)-60%
                                       ------------------
    Operating margin                        5.6%    10.4%

 Educational Publishing
    Revenue                               212.7    193.1     19.6  10%
    Operating profit                       42.8     28.8     14.0  49%
                                       ------------------
    Operating margin                       20.1%    14.9%

 International
    Revenue                               188.0    179.9      8.1   5%
    Operating profit                       16.2     17.4     (1.2) -7%
                                       ------------------
    Operating margin                        8.6%     9.7%

 Media, Licensing and Advertising
    Revenue                                59.5     62.8     (3.3) -5%
    Operating profit                       (3.5)    (1.9)    (1.6)-84%
                                       ------------------
    Operating margin                       -5.9%    -3.0%

 Overhead expense                          36.8     37.8     (1.0) -3%
                                       ------------------

 Operating income                         $49.4    $83.6   ($34.2)-41%
                                       ================== ========

                                       -------------------------------

(1) Results for the six months ended November 30, 2004 include a pre-tax charge of $3.6, or $0.06 per diluted share after-tax, in the Children's Book Publishing and Distribution segment for severance related to staff reductions implemented in the first quarter of fiscal 2005 related to the previously announced reorganization of the Continuity business.

(2) Results for the three and six months ended November 30, 2003 include pre-tax Special severance charges of $1.2 and $3.2, respectively, for staff reductions implemented in the applicable periods, related to a workforce reduction announced in May 2003, but implemented in Fiscal 2004, allocated as follows: $0.6 and $1.5 to Children's Book Publishing and Distribution, $0.3 and $0.8 to Educational Publishing, $0.1 and $0.1 to Media, Licensing and Advertising, $0.2 and $0.3 to International and $0.0 and $0.5 to Overhead Expense.

  (*) Percent change not meaningful.

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                        SCHOLASTIC CORPORATION
                       SUPPLEMENTAL INFORMATION
                         (Amounts in millions)

                     SELECTED BALANCE SHEET ITEMS

                                       ------------------------------
                                                  UNAUDITED
                                       ------------------------------
                                       11/30/04 11/30/03  CHANGE
                                       ------------------ -----------

    Cash and cash equivalents             $27.1    $70.3  ($43.2)-61%
    Accounts receivable, net              321.0    322.0    (1.0)  (*)
    Inventories                           472.7    459.0    13.7   3%
    Total debt (lines of credit, short-
     term debt and long-term debt)        562.7    639.9   (77.2)-12%
    Total stockholders' equity            892.2    821.4    70.8   9%

                                       ------------------------------


                       SELECTED CASH FLOW ITEMS

                                       ------------------------------
                                             THREE MONTHS ENDED
                                       ------------------------------
                                       11/30/04 11/30/03     CHANGE
                                       ------------------ -----------

    Net cash provided by operating
     activities                          $106.0   $148.7  ($42.7)-29%
    Additions to property, plant and
     equipment                             11.7     11.3     0.4   4%
    Pre-publication and production
     costs                                 18.9     18.6     0.3   2%
    Royalty advances                        6.9      5.3     1.6  30%
                                       ------------------ -------

    Free cash flow (cash use) (1)         $68.5   $113.5  ($45.0)-40%
                                       ================== =======
                                        ------------------------------

                                        ------------------------------
                                               SIX MONTHS ENDED
                                        ------------------------------
                                        11/30/04 11/30/03     CHANGE
                                        ------------------ -----------

    Net cash provided by operating
     activities                            $27.2    $68.9  ($41.7)-61%
    Additions to property, plant and
     equipment                              21.5     19.6     1.9  10%
    Pre-publication and production costs    33.8     35.8    (2.0) -6%
    Royalty advances                        14.0     11.4     2.6  23%
                                        ------------------ -------

    Free cash flow (cash use) (1)         ($42.1)    $2.1  ($44.2) (*)
                                        ================== =======
                                       ------------------------------

(1) Free cash flow is defined by the Company as net cash provided by operating activities, less spending on property, plant and equipment; pre-publication and production costs; and royalty advances. The Company believes this measure, which is a non-GAAP financial measure, is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(*) Percent change not meaningful.
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    CONTACT: Scholastic Corporation
             Media:
             Kyle Good, 212-343-4563
             Investors:
             Ray Marchuk, 212-343-6741